                                                                EXHIBIT 99(a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.

     Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------      ------------------------------------------------------------
                                  Give the                                                Give the EMPLOYER
For this type of account:         SOCIAL SECURITY          For this type of account:      IDENTIFICATION
                                  number of:                                              number of:
--------------------------------------------------      ------------------------------------------------------------
 1. An individual's account       The individual            9. A valid trust, estate,     The legal entity
 2. Two or more individuals       The actual owner             or pension trust           (Do not furnish
    (joint account)               of the account                                          the
                                  or, if combined                                         identification
                                  funds, any one                                          number of the
                                  of other                                                personal
                                  individuals(1)                                          representative
 3. Husband and wife (joint       The actual owner                                        or trustee
    account)                      of the account                                          unless the legal
                                  or, if joint                                            entity itself is
                                  funds, either                                           not designated
                                  person(1)                                               in the account
 4. Custodian account of a        The minor(2)                                            title)(5)
    minor (Uniform Gift to                                 10. Corporate account          The organization
    Minors Act)                                            11. Religious, charitable,     The corporation
 5. Adult and minor (joint        The adult or, if             or educational
    account)                      the minor is the             organization account
                                  only                     12. Partnership account        The partnership
                                  contributor, the         13. Association, club or       The organization
                                  minor(1)                     other tax-exempt
 6. Account in the name of        The ward, minor,             organization
    guardian or committee         or incompetent           14. A broker or registered     The broker or
    for a designated ward,        person(3)                    nominee                    nominee
    minor, or incompetent                                  15. Account with the           The public
    person                                                     Department of              entity
 7.a. The usual revocable         The grantor-                 Agriculture in the
      savings trust account       trustee(1)                   name of a public
      (grantor is also                                         entity (such as a
      trustee)                                                 State or local
   b. So-called trust account     The actual                   government, school
      that is not a legal or      owner(1)                     district, or prison)
      valid trust under State                                  that receives
      law                                                      agricultural program
 8. Sole proprietorship           The owner(4)                 payments
    account
--------------------------------------------------      --------------------------------- --------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER OF SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
  If you don't have a taxpayer identification number ("TIN") or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. As soon as you receive your TIN, complete another W-9, include your TIN, sign and date the form, and send it to the Depositary.

Payees Exempt from Backup Withholding
  Payees specifically exempted from backup withholding on ALL payments including the following:

 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 . A real estate investment trust. A common trust fund operated by a bank un-
   der section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of 1940. . A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to nonresident aliens subject to withholding under section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the United
   States and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount renewed is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852) of the Code.
 . Payments described in section 6049(b)(5) of the Code to nonresident aliens. . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 EN-CLOSED HEREWITH TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTI-TUTE FORM W-9 WITH THE PAYER, REMEMBERING TO CERTIFY YOUR TAXPAYER IDENTIFICA-TION NUMBER ON PART III OF THE FORM, WRITE "EXEMPT" ON THE FACE OF THE FORM AND SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

  Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and their regulations.

Privacy Act Notice
  Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file a tax return. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
  (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

  (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

  (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.